UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: October 8, 2026
(Date of earliest event reported)
KB HOME
(Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10990 Wilshire Boulevard
Los Angeles, California 90024
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 231-4000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $1.00 per share)	KBH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Long-Term Incentive Awards. On October 8, 2026, the management development and compensation committee of the board of directors of KB Home approved grants of long-term incentive awards to KB Home’s named executive officers listed below under the terms of the Amended and Restated KB Home 2014 Equity Incentive Plan and the most recently filed form performance-based restricted stock unit (“PSU”) award agreement.

The awards to the named executive officers consisted solely of PSUs corresponding to a target award amount of shares of KB Home common stock (“Award Shares”) for each recipient. Each PSU entitles a recipient to receive between 0% to 200% of the recipient’s Award Shares based on KB Home’s achieving over the three-year performance period commencing on December 1, 2026 and ending on November 30, 2029 specified levels of (a) cumulative adjusted earnings per share; (b) average adjusted return on invested capital; and (c) revenue growth performance relative to a peer group of high-production public homebuilding companies. The earnings per share performance measure will determine 40%, the average return on invested capital performance measure will determine 35%, and the relative revenue growth performance measure will determine 25%, of the final number of shares of KB Home common stock that may be issued pursuant to each PSU. Each PSU recipient is also entitled to a cash payment equal to the ratio of such final number of shares issued to them to their respective Award Shares multiplied by a credited dividend equivalent amount for each Award Share. The credited dividend equivalent amount is equal to all the cash dividends paid in respect of one share of KB Home common stock with a record date between the grant date and the date the committee determines the applicable performance achievements. If performance over the performance period for all three performance measures is below specific thresholds, each PSU recipient will receive no shares of KB Home common stock and no credited cash dividend amount. A recipient will generally forfeit all rights to receive Award Shares and a dividend equivalent cash payout upon a termination of service, except that a recipient will vest in the full Award Shares and cash payout ultimately determined for each PSU, if any, upon their death, disability or attaining or having attained at least 55 years of age and 15 consecutive years of service with KB Home.

The below table shows the respective Award Shares granted to KB Home’s named executive officers on October 8, 2026.

Named Executive Officer	Performance-Based Restricted Stock Units (#)
Robert V. McGibney	135,227
Jeffrey T. Mezger	112,689
Brian J. Woram	21,411

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 14, 2026

KB Home

By:	/s/ William A. (Tony) Richelieu
William A. (Tony) Richelieu
Vice President, Corporate Secretary and Associate General Counsel

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